As filed with the Securities and Exchange Commission on January 17, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WORLD HEART CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Canada	52-2247240
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

7799 Pardee Lane
Oakland, California, USA 94621
(510) 563-5000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

World Heart Corporation 2006 Equity Incentive Plan

(formerly known as World Heart Corporation Employee Stock
Option Plan)

(Full Title of the Plan)

Jal S. Jassawalla

President and Chief Executive Officer

7799 Pardee Lane

Oakland, California, USA 94621

(510) 563-5000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Julia Vax, Esq.

Howard Rice Nemerovski Canady Falk & Rabkin,

A Professional Corporation

Three Embarcadero Center, 7th Floor

San Francisco, California 94111-4024

(415) 434-1600

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Shares	Amount to be	Offering Price Per	Aggregate Offering	Amount of
to be Registered	Registered (1)	Share(2)	Price(2)	Registration Fee

Common Shares, no par value per share	5,000,000	$0.465	$2,325,000	$249.00

(1)    Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also covers any additional common shares of the Registrant’s that become issuable under the plan by reason of any stock dividend, stock split or other similar transaction.

(2)    Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based on the average of the high and low prices of Registrant’s Common Shares as reported on the Nasdaq Capital Market on January 12, 2007.

EXPLANATORY NOTE

This Registration Statement relates to the registration of additional securities under the World Heart Corporation 2006 Equity Incentive Plan, formerly known as World Heart Corporation Employee Stock Option Plan (the “Plan”). On December 20, 2006, the registrant’s shareholders approved an amendment and restatement of the World Heart Corporation Employee Stock Option Plan to allow the issuance of restricted stock awards, restricted stock unit awards, stock appreciation rights, performance shares and other share-based awards, in addition to stock options, under the Plan and to increase the number of Common Shares reserved pursuant to the Plan by an additional 5,000,000 shares. The 9,772,505 Common Shares available under the Plan prior to the amendment and restatement have been previously registered on Forms S-8 filed with the Securities and Exchange Commission on June 21, 2001 (No. 333-63580) and April 13, 2006 (No. 333-133258).

INCORPORATION OF DOCUMENTS BY REFERENCE

In accordance with General Instruction E to Form S-8, the contents of the previous registration statements on Form S-8, previously filed with the Securities and Exchange Commission on June 21, 2001 (No. 333-63580) and April 13, 2006 (No. 333-133258) relating to the Plan are hereby incorporated by reference and made a part of this Registration Statement.

EXHIBITS

Exhibit No.	Document

3.1	Article of Continuance, dated December 14, 2005 (incorporated by reference to the Corporation’s report on Form 8-K dated December 14, 2005 (Commission File No. 000-28882)).

3.2	By-laws of the Corporation (incorporated by reference to the Corporation’s report on Form 8-K dated December 21, 2005 (Commission File No. 000-28882)).

4.1	Reference is made to Exhibit 3.1 through Exhibit 3.2.

4.2	Form of Common Share Certificate (incorporated by reference to the Corporation’s Annual Report on Form 10-KSB for the year ended December 31, 2005 (Commission File No. 000-28882)).

5.1	Opinion of McCarthy Tetrault, Canadian counsel to the Registrant, dated January 17, 2007, with respect to the legality of the Common Shares being registered.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of McCarthy Tetrault (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this Registration Statement).

99.1	World Heart Corporation 2006 Equity Incentive Plan (incorporated by reference to the Corporation’s report on Form 8-K dated December 20, 2006 (Commission File No. 000-28882)).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakland, State of California, on January 17, 2007.

WORLD HEART CORPORATION

By:		/s/ A. RICHARD JUELIS
	Name:	A. Richard Juelis
	Title	Vice President, Finance and Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jal S. Jassawalla and A. Richard Juelis, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ JAL S. JASSAWALLA	President, Chief Executive Officer and	January 17, 2007
Jal S. Jassawalla	Director (principal executive officer)

/s/ A. RICHARD JUELIS	Vice President, Finance and Chief Financial	January 17, 2007
A. Richard Juelis	Officer (principal financial and accounting
officer)

/s/ WILLIAM C. GARRIOCK	Director	January 17, 2007
William C. Garriock

/s/ ROBERT J. MAJTELES	Director	January 17, 2007
Robert J. Majteles

/s/ C. IAN ROSS	Chairman of the Board and Director	January 17, 2007
C. Ian Ross

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EXHIBIT INDEX

Exhibit No.	Document

3.1	Article of Continuance, dated December 14, 2005 (incorporated by reference to the Corporation’s report on Form 8-K dated December 14, 2005 (Commission File No. 000-28882)).

3.2	By-laws of the Corporation (incorporated by reference to the Corporation’s report on Form 8-K dated December 21, 2005 (Commission File No. 000-28882)).

4.1	Reference is made to Exhibit 3.1 through Exhibit 3.2.

4.2	Form of Common Share Certificate (incorporated by reference to the Corporation’s Annual Report on Form 10-KSB for the year ended December 31, 2005 (Commission File No. 000-28882)).

5.1	Opinion of McCarthy Tetrault, Canadian counsel to the Registrant, dated January 17, 2007, with respect to the legality of the Common Shares being registered.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of McCarthy Tetrault (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this Registration Statement).

99.1	World Heart Corporation 2006 Equity Incentive Plan (incorporated by reference to the Corporation’s report on Form 8-K dated December 20, 2006 (Commission File No. 000-28882)).

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